                                                                   EXHIBIT 10.11


                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT
                             --------------------

          This First Amendment to Employment Agreement is made and entered into this 28th day of April, 1995, by and between HAROLD'S STORES, INC. ("Harold's") and H. RAINEY POWELL ("Powell").

          W I T N E S S E T H:

          For and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

          1.   Recitations.  On or about January 31, 1993, the parties entered
               -----------
into an Employment Agreement, a true and correct copy of which is attached hereto marked Exhibit A and made a part hereof by this reference. The parties have agreed to amend the terms of the Employment Agreement effective January 31, 1995, as hereinafter set forth.

          2.   Amendment.  Section 2.01(a) of the Employment Agreement is hereby
               ---------
deleted and there is inserted in its stead the following:

                    "2.01(a) Base Salary. Commencing January 31, 1995, Powell
                             -----------
          shall receive a base salary of One Hundred Sixty Thousand Dollars ($160,000.00) per year which shall be paid to him bi-weekly."

          3.   Other Provisions.  All other provisions of the Employment
               ----------------
Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written to be effective January 31, 1995.


                                           HAROLD'S STORES, INC.


                                           By:    /s/ Harold G. Powell
                                                  ------------------------
                                           Title: Chairman of the Board



                                           /s/ H. Rainey Powell
                                           ------------------------
                                           H. RAINEY POWELL

                               H. RAINEY POWELL
                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT, made and effective as of the 31st day of January, 1993, between HAROLD'S STORES, INC. ("Harold's"), and H. RAINEY POWELL ("Powell").

          WHEREAS, Harold's desires to secure the services of Powell, and Powell desires to accept such employment.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, Harold's and Powell agree as follows:

          1.01 Employment of Powell.  Powell will render full time professional
               --------------------
services to Harold's in the capacity of President, Chief Operating Officer and Chief Financial Officer of Harold's and such other affiliates and subsidiaries as may be designated by the Board of Directors of Harold's from time to time.
He will at all times, faithfully, industriously and to the best of his ability, perform all duties that may be required of him and as set forth in the Bylaws of Harold's by virtue of his position as President, Chief Operating Officer and Chief Financial Officer to the reasonable satisfaction of the Board of Directors of Harold's. His duties shall specifically include supervision of personnel and financial matters, attendance at meetings of the Board and the making of reports to the Board. Powell is hereby vested with authority to act on behalf of the Board in keeping with policies adopted by the Board, as amended from time to time. In addition, he shall perform in the same manner any special duties assigned or delegated to him by the Board.

          2.01 Compensation.  In consideration for the services which Powell
               ------------
performs as President and Chief Operating Officer, Harold's agrees to pay him as follows:

               2.01(a)  Base Salary.  Powell shall receive a base salary of One
                        -----------
          Hundred Forty Thousand Dollars ($140,000.00) per year, which shall be paid to him bi-weekly.

               2.02(b)  Cash Bonus.  Annually, Powell shall be entitled to a
                        ----------
          cash bonus computed in accordance with the following three (3) step formula:

               First, add stockholders' equity to long-term debt, and multiply by one percent (1%) to arrive at "X"

               Second, subtract "X" from net earnings before taxes, and multiply the difference by ten percent (10%) to arrive at the Bonus Pool.

               Third, the Board of Directors shall allocate the Bonus Pool into three (3) separate pools for (i) the executive officers, i.e., Chairman of the Board, Chief Executive Officer, and President;
               (ii) the vice presidents; and (iii) the managers. The amount allocated among these groups may vary from year to year in the discretion of the Board. For the previous year, the allocation was thirty percent (30%) to the executive officers, twenty-four percent (24%) to the vice presidents, and forty-six percent (46%) to the managers. The Board of Directors shall allocate the executive officers' portion of the Bonus Pool among the three executive officer positions, based upon seventy percent (70%) for profitability and thirty percent (30%) for achievement of the annual goals established each year by management and approved by the Board (at its first meeting during the fiscal year). The Board's decision in this regard shall be final.

               2.02(c)  Stock Bonuses. Powell shall be entitled to participate
                        -------------
          in any stock bonus program adopted by the Board of Directors for the benefit of the executive officers, upon such terms as shall be established by the Board of Directors.

          3.01 Fringe Benefits.  Except as specified below to indicate minimums,
               ---------------
Powell shall receive such fringe benefits, including life, health, dental, disability and other forms of insurance, sick leave, vacation, automobile, professional dues, community, civic and country club memberships as other executive officers of Harold's receive from time to time.

               3.01(a)  Vacation.  Powell shall be entitled to three (3) weeks
                        --------
          of compensated vacation time annually. Unused vacation may not be accumulated.

               3.01(b)  Meetings.  Powell will be permitted to be absent from
                        --------
          Harold's during working days to attend meetings and to attend to such outside professional duties in the retailing field as he deems appropriate. Attendance at such meetings and accomplishment of such duties shall be fully compensated service time and shall not be considered vacation time. Harold's shall reimburse Powell for all expenses incurred by him incident to attendance at such meetings, and such entertainment incurred by Powell in furtherance of the interests of Harold's; provided, however, that such reimbursement shall be approved by the Board.

               3.01(c)  Dues and Fees.  Harold's agrees to pay dues and fees to
                        -------------
    professional associations and societies and to such community organizations, civic clubs, country clubs, service organizations and other organizations of which Powell is, or becomes, a member.

               3.01(d)  Insurance and Automobile.  Harold's also agrees to:
                        ------------------------

               (i) Insure Powell under its general liability insurance policy for all acts done by him in good faith as President and Chief Operating Officer throughout the term of this contract;

          (ii) Provide, throughout the term of this contract, a group life insurance policy, payable to the beneficiary of his choice;

         (iii) Provide disability insurance for Powell, payable to the beneficiary of his choice;

          (iv) Provide comprehensive health, major medical and dental insurance for Powell and his family; and

               (v) Continue furnishing for Powell, for the first three (3) years of the term of this Agreement, the vehicle which Harold's currently furnishes to him, and pay or reimburse him for expenses of its operation, including, but not limited to, insurance. After three (3) years, Powell shall be entitled to a new vehicle, in accordance with the Board of Directors' guidelines governing the purchase of vehicles for officers which are in effect at that time.

          4.01 Duration.  This Agreement shall extend from the date first above
               --------
written until January 31, 1998, unless mutually extended by Powell and Harold's.

          4.02 Termination.  This Agreement shall terminate upon the death of
               -----------
Powell, and may be terminated by either party upon the showing of "good cause." In the event there is a dispute as to the existence of good cause, the dispute shall be referred to arbitration in accordance with the rules of the American Arbitration Association. The cost of arbitration shall be divided equally between the parties.

          5.01 Entire Agreement.  This contract constitutes the entire agreement
               ----------------
between the parties and contains all the agreements between them with respect to the subject matter hereof. It also supersedes any and all other agreements or contracts, either oral or written, between the parties with respect to the subject matter hereof.

          5.02 Amendment.  Except as otherwise specifically provided, the terms
               ---------
and conditions of this contract may be amended at any time by mutual agreement of the parties, provided that before any amendment shall be valid or effective, it shall have been reduced to writing and signed by an executive officer and Powell.

          5.03 Separability.  The invalidity or unenforceability of any
               ------------
particular provision of this contract shall not affect its other provisions, and this contract shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

          5.04 Successors. This Agreement shall be binding upon and inure to the
               ----------
benefit of Harold's, its successors and assigns, and shall be binding upon Powell, his administrators, executors, legatees, heirs and assigns.

          5.05 Applicable Law.  This Agreement shall be construed and enforced
               --------------
under and in accordance with the laws of the State of Oklahoma without giving effect to its conflicts of laws provisions.

          THIS CONTRACT SIGNED this 23rd day of March, 1993.

                              HAROLD'S STORES, INC.


                              By: /s/ Harold G. Powell
                                  --------------------
                                  Chairman of the Board

Witness: /s/ LeVan Archer
         ----------------



                              /s/ H. Rainey Powell
                              --------------------
                              H. RAINEY POWELL

Witness: /s/ Melanie Hardwick
         --------------------